Exhibit 99.2

MINERVA NEUROSCIENCES, INC.

Certain Selected Financial Data

(Subject to Change)

(in millions)

Cash at December 31, 2014	$18.5
Estimated Cash at February 28, 2015	$25
Estimated 2015 and 2016 combined cash burn	$50

This certain selected financial data contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include statements herein with respect the cash balance of Minerva Neurosciences, Inc. (the “Company”), which is unaudited and subject to change, the Company’s estimated cash balance as of February 28, 2015 and the Company’s estimated combined 2015 and 2016 combined cash burn. These forward-looking statements are only estimates and may differ materially from actual results due to a variety of factors including, the timing and amount of expenses associated with the Company’s clinical development and the Company’s ability to raise capital to fund its operations on terms acceptable or at all. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption “Risk Factors” in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the Securities and Exchange Commission on November 6, 2014. Copies of reports filed with the SEC are posted on our website at www.minervaneurosciences.com. The forward-looking statements in this certain selected financial data are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.